EXHIBIT 16.1

November 3, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Enerteck Corporation CIK#: 0001128353

Dear Sirs:

We have received a copy of, and are in agreement with, the statements concerning our firm being made by Enerteck Corporation in Item 4.01 of its Form 8-K dated November 2, 2017, captioned “Changes in Registrant’s Certifying Accountant.”

Respectfully yours,

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas